SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2019

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5930 Balsom Ridge Road

        Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

                                    (828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On January 22, 2019, AirCo 1, LLC (the “Borrower”), a wholly-owned subsidiary of AirCo, LLC, a wholly-owned subsidiary of Stratus Aero Partners LLC, a wholly-owned subsidiary of Air T, Inc. (the “Company”) closed a $2,500,000 term loan (the “Loan”) from Minnesota Bank and Trust (“MBT”) and Park State Bank (“PSB”), to finance the purchase of a decommissioned Boeing 737-700 airframe, MSN 30741 (the “Airframe”) and related assets, for the Borrower to disassemble and sell for parts.  Of the Loan, $2,100,000 was funded by PSB, and $400,000 was funded by MBT.  The PSB portion of the Loan bears interest at a fixed rate equal to 8.50%, and the MBT portion of the Loan bears interest at a fixed rate equal to 7.25%.  The Loan matures on June 17, 2020, and requires monthly interest payments commencing on February 1, 2019 and continuing on the first day of each month thereafter through maturity.  Principal is due and payable in full on the maturity date, subject to required prepayments as follows: (1) upon sale of any parts other than the Airframe, an amount equal to 60% of the Net Proceeds from each such sale; (2) on the earlier of (a) sale of the Airframe, an amount equal to 80% of the Net Proceeds from such sale, or (b) April 15, 2019, an amount equal to $600,000; (3) on October 15, 2019, the amount, if any, required to reduce the outstanding balance of the Loan to $1,200,000; and (4) on April 12, 2020, the amount, if any, required to reduce the outstanding balance of the Loan to $250,000.

The Loan is secured by (1) a first priority security interest in the Airframe and all related parts and documents acquired by the Borrower from Contrail Aviation Support, LLC, a 79%-owned subsidiary of the Company (the “Acquired Assets”), and (2) a subordinate security interest in all personal property assets of the Borrower, and (3) a collateral assignment of the Borrower’s rights and interests under the agreement pursuant to which Borrower acquired the Airframe and related parts and documents as well as certain related transaction documents.

The foregoing summary of the terms of the Loan Agreement, Term Notes, Security Agreement, Assignment of the Purchase Agreement, Disassembly Contract and Consignment Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 hereto and are incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent responsive, the information included under Item 1.01 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description

10.1	Form of Loan Agreement between AirCo 1, LLC and Minnesota Bank & Trust and Park State Bank dated January 18, 2019.

10.2	Form of Term Note from AirCo 1, LLC in the principal amount of $2,100,000 to Park State Bank dated January 18, 2019.

10.3	Form of Term Note from AirCo 1, LLC in the principal amount of $400,000 to Minnesota Bank & Trust dated January 18, 2019.

10.4	Form of Security Agreement by AirCo 1, LLC in favor of Minnesota Bank & Trust dated January 18, 2019.

10.5	Form of Collateral Assignment of Purchase Agreement between AirCo 1, LLC and Minnesota Bank & Trust dated January 18, 2019.

10.6	Form of Assignment and Agreement Regarding Disassembly Contract between AirCo 1, LLC, Jet Yard, LLC, and Minnesota Bank & Trust dated January 18, 2019.

10.7	Form of Assignment and Agreement Regarding Consignment Agreement between AirCo 1, LLC, AirCo, LLC, and Minnesota Bank & Trust dated January 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2019

AIR T, INC.

By:	/s/ Brett Reynolds
Brett Reynolds, Chief Financial Officer

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